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CANE  &  COMPANY,  LLC                                Telephone:  (702) 312-6255
                                                      Facsimile:  (702) 312-6249
                                                      E-mail: telelaw@msn.com
                                                              ---------------
Affiliated with O'Neill Ritchie Taylor Law Corporation
of Vancouver, British Columbia, Canada                2300 West Sahara Avenue
                                                      Suite 500, Box 18
                                                      Las Vegas, NV  89102

                                                      __________________________
Michael A. Cane*          Stephen F.X. O'Neill  **    Gary R. Henrie+
Leslie L. Kapusianyk**    Michael H. Taylor***        Preston R. Brewer++
                                                      Christine S. Beaman


May  9,  2002


Grayson Hand, President
LaSalle Resources, Inc.
1859 Spyglass Place, Suite 414
Vancouver, British Columbia,  Canada

Re:     LaSalle Resources, Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for LaSalle Resources, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 4,532,000 shares of the Company's common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated May 7, 2002; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.


Very  truly  yours,

CANE  AND  COMPANY,  LLC


/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member



             *Licensed Nevada, California, Washington and Hawaii State Bars;
                            **British Columbia Bar only;
   *** Nevada and British Columbia Bars; +Utah Bar only; ++California Bar only

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LaSalle Resources, Inc.
May 9, 2002
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

CANE  AND  COMPANY,  LLC


/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member